EXHIBIT 32

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Oakridge Energy, Inc. (the “Company”) does hereby certify, to such officer’s knowledge, that:

The Form 10-Q for the fiscal quarter ended November 30, 2009 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the period presented in the Form 10-Q.

Date: January 14, 2010	/s/ Sandra Pautsky
Sandra Pautsky, President,
Principal Executive Officer and acting
Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to Oakridge Energy, Inc. and will be retained by Oakridge Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.